TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of December 30, 2005, by and among EARTHSHELL CORPORATION, a Delaware corporation (the "Company"), CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor"), and SLOAN SECURITIES CORP. (the "Placement Agent").

                                    Recitals:

      WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the "Standby Equity Distribution"), a Registration Rights Agreement (the "Registration Rights Agreement"), an Escrow Agreement (the "Escrow Agreement"), and the Company, the Investor, and the Placement Agent entered into a Placement Agent Agreement (the "Placement Agent Agreement"), all of which are dated March 23, 2005 (collectively, the "Transaction Documents"). In connection with the Standby Equity Distribution Agreement, the Company issued 143,550 shares of Common Stock to the Investor (the "Investor's Shares") and 6,450 shares of Common Stock to the Placement Agent (the "Placement Agent's Shares").

      NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. The Company and the Investor, and the Placement Agent with respect to the Placement Agent Agreement, hereby agree to terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2. Shares. The Investor shall retain the Investor's Shares and the Placement Agent shall retain the Placement Agent's Shares, and the Company shall register the resale of such shares by the Investor and the Placement Agent on the next registration statement it files.

      3. Credit. In the event that the Company and the Investor enter into a standby equity distribution agreement in the future, the Company shall be entitled to a credit towards any commitment fees owed to the Investor in connection therewith in an amount equal to the value of the Investor's Shares at the time of original issuance.

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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

EARTHSHELL CORPORATION                         CORNELL CAPITAL PARTNERS, LP

                                               By:  Yorkville Advisors, LLC
By: /s/ Scott Houston                          Its: General Partner
   ------------------------------
   Name:  Scott Houston
   Title: Chief Financial Officer              By: /s/ Mark Angelo
                                                  ------------------------------
                                                  Name:  Mark A. Angelo
                                                  Title: Portfolio Manager

With respect to the Placement Agent
Agreement:
PLACEMENT AGENT:
SLOAN SECURITIES CORP.


By: /s/ James Ackerman
   ------------------------------
   Name:  James Ackerman
   Title: President